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                                                                  EXHIBIT 3(i).5


                                 ENDORSED-FILED
                    In the office of the Secretary of State
                           of the State of California
                                  MAR 13 1998
                         BILL JONES, Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               LEGACY BRANDS, INC.

Thomas E. Kees and Craig C. Connerty certify that:

1. They are the president and secretary, respectively, of Legacy Brands, Inc., a California corporation.

2. Article IV of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

      "This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 5,000,000. Upon the effectiveness of this amendment to the Articles of Incorporation of this corporation to read as herein set forth, each outstanding share is split up and converted into 0.10 share."

3. The amendment herein set forth has been duly approved by the board of directors.

4. The amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The corporation has one class of shares and the number of outstanding shares is 26,980,450. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.

Dated: 3/10/98                        /s/ THOMAS E. KEES
                                      ------------------------------------------
                                      Thomas E. Kees, President

                                      /s/ CRAIG C. CONNERTY
                                      ------------------------------------------
                                      Craig C. Connerty, Secretary

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                       Verification by Written Declaration

     Each of the undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated: 3/10/98                        /s/ THOMAS E. KEES
                                      ------------------------------------------
                                      Thomas E. Kees, President

                                      /s/ CRAIG C. CONNERTY
                                      ------------------------------------------
                                      Craig C. Connerty, Secretary

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                              STATE OF CALIFORNIA

                                     [SEAL]

                               SECRETARY OF STATE

    I, BILL JONES, Secretary of State of the State of California, hereby certify:

    That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                 IN WITNESS WHEREOF, I execute this
                                    certificate and affix the Great Seal of the State of California this

                                    --------------------------------------------


[SEAL]


                                  /s/ BILL JONES
                                  ----------------------------------------------
                                  Secretary of State